UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2004

ZAMBA CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware

41-1636021

(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

0-22718

(Commission File No.)

3033 Excelsior Blvd., Suite 200, Minneapolis, Minnesota 55416

(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, Including Area Code: (952) 832-9800

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

Exhibit No.	Document
99.1	Press Release, dated July 1, 2004.

Item 9.  Regulation FD Disclosure.

In accordance with general instruction B.2 of Form 8-K, the information in this report is furnished under Item 9 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liability of that section.

On July 1, 2004, the Company issued a press release regarding its change of its chief executive officer.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zamba Corporation
(Registrant)

	By:	/s/ Ian L. Nemerov
Ian L. Nemerov
Secretary and General Counsel

Dated: July 2, 2004